UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – February 14, 2012
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant's telephone number, including area code (303) 672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Amendment to the Executive Severance Compensation Plan

On February 14, 2012, the QEP Resources, Inc. Board of Directors (the “Board”) approved a new QEP Resources, Inc. Executive Severance Compensation Plan (“New Severance Plan”) to be effective March 1, 2012. The New Severance Plan eliminates excise tax gross-ups and modifies certain severance benefits received by participants upon termination following a change in control if such termination is initiated within three years following the change in control by the employer for any reason other than for cause, death or disability, or by the participant for good reason.

The New Severance Plan establishes two tiers of participants with different compensation in the event of termination following a change in control.  Tier 1 Participants include the chief executive officer, chief financial officer and any other officer so designated by the Board. Tier 2 Participants include all other officers of the company. In the event of termination of employment following a change in control, Tier 1 Participants will receive three times the sum of their base salary and three-year average annual bonus, and Tier 2 Participants will receive two times the sum of their base salary and three-year average annual bonus. Previously, all participants received two times the sum of their salary, three-year average annual bonus and current long-term cash incentive plan target bonus. Additionally, following termination of employment following a change in control, health and welfare benefits will continue for three years for Tier 1 Participants and for two years for Tier 2 Participants.  Previously, these benefits continued for a six-month period following termination of employment.  Under the New Severance Plan, all participants will receive full vesting of bonuses for all performance periods under the long-term cash incentive plan based on actual performance through the date of the change of control.  Previously, this bonus was prorated for the period until the change of control and paid out at target level.  Finally, the definition of change in control under the Severance Plan was amended to increase the threshold amount of stock ownership that would trigger a change in control from 25% to 30%.

Consistent with the prior severance plan, the New Severance Plan provides that in the event of termination of employment following a change in control, participants shall receive a current-year bonus prorated for the period of employment based on actual performance through the date of the change of control, and accelerated vesting (in full) of all stock options and restricted stock grants.

The foregoing description of the Severance Plan is not complete and is qualified in its entirety by reference to the text of the full Severance Plan, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit
10.1	QEP Resources, Inc. Executive Severance Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP RESOURCES, INC.
(Registrant)

February 16, 2012

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and
Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit
10.1	QEP Resources, Inc. Executive Severance Compensation Plan